     As filed with the Securities and Exchange Commission on June 28, 1996
                                                      Registration No. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          _________________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                          _________________________

                       RIBOZYME PHARMACEUTICALS, INC.
           (Exact name of registrant as specified in its charter)
                          _________________________

        Delaware                                          34-1697351
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                          _________________________

                            2950 Wilderness Place
                           Boulder, Colorado 80301
                               (303) 449-6500
        (Address and telephone number of principal executive offices)
                          _________________________

                           1996 STOCK OPTION PLAN
                        EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plans)

                           Ralph E. Christoffersen
                    President and Chief Executive Officer
                       Ribozyme Pharmaceuticals, Inc.
                            2950 Wilderness Place
                           Boulder, Colorado 80301
                               (303) 449-6500
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                          _________________________

                                 Copies to:
                         James C. T. Linfield, Esq.
                   Cooley Godward Castro Huddleson & Tatum
                            2595 Canyon Boulevard
                                  Suite 250
                           Boulder, Colorado 80302
                               (303) 546-4000
                           _________________________

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================

====================================================================================================================================
                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE    AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING       AMOUNT OF
        REGISTERED             REGISTERED           SHARE (1)               PRICE(1)           REGISTRATION
                                                                                                   FEE
- ------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.01)          1,617,154            $13.25                    $18,164,926          $6,264
====================================================================================================================================

====================================================================================================================================



(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), for shares subject to options and stock previously granted under the Registrant's 1996 Stock Option Plan and (b) the Nasdaq National Market closing price, pursuant to Rule 457(h) of the Act, of the Registrant's Common Stock on June 25, 1996, for shares subject to options granted under the 1996 Stock Option Plan and the Employee Stock Purchase Plan. The following chart illustrates the calculation of the registration fee.

====================================================================================================================================
                  TYPE OF SHARES                      NUMBER OF SHARES   OFFERING PRICE PER SHARE     AGGREGATE OFFERING PRICE
- ------------------------------------------------------------------------------------------------------------------------------------
                  Shares issuable pursuant to             322,687        $         3.14(a)            $ 1,013,238.00
                  options outstanding under the
                  1996 Stock Option Plan

- ------------------------------------------------------------------------------------------------------------------------------------
                  Shares issuable upon exercise           974,467                 13.25(b)            $13,176,688.00
                  of options available for grant
                  under the 1996 Stock Option
                  Plan

- ------------------------------------------------------------------------------------------------------------------------------------
                  Shares issuable upon exercise           300,000                 13.25(b)            $ 3,975,000
                  of options available for grant
                  under the Employee Stock
                  Purchase Plan

- ------------------------------------------------------------------------------------------------------------------------------------
                  Proposed Maximum Aggregate                                                          $18,164,926
                  Offering Price
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      x.00345
- ------------------------------------------------------------------------------------------------------------------------------------
                  Registration Fee                                                                    $ 6,264.00

====================================================================================================================================

(a)      Weighted average exercise price.
(b) Based on the Nasdaq National Market closing price of the Registrant's Common Stock on June 25, 1996.

================================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.





                                     2.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Ribozyme Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

         Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities that may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                      EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.




                                     1.

                                    EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION

    4.1*          Certificate of Incorporation.
    4.2*          Bylaws.
    4.3*          Specimen stock certificate.
    5.1           Opinion of Cooley Godward Castro Huddleson & Tatum.
   23.1           Consent of Ernst & Young LLP, Independent Auditors.
   23.2           Consent of Cooley Godward Castro Huddleson & Tatum.
                  Reference is made to Exhibit 5.1.
   99.1*          Registrant's 1996 Stock Option Plan.
   99.2*          Registrant's Employee Stock Purchase Plan.

_________________________

*        Filed as an exhibit to the Form SB-2 Registration Statement (No.
         333-1908-D), as amended through the date hereof, and incorporated herein by reference.


                                  UNDERTAKINGS

         1.  The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)   To include any prospectus required by section
10(a)(3) of the Securities Act;

                          (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the registration statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section


                                     2.

15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                     3.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on June 28, 1996.


                                   RIBOZYME PHARMACEUTICALS, INC.



                                   By:     /s/ Ralph E. Christoffersen
                                     -------------------------------------------
                                           Ralph E. Christoffersen
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph E. Christoffersen and Lawrence E. Bullock, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                  TITLE                                                 DATE
    /s/ Ralph E. Christoffersen            President, Chief Executive Officer and Director       June 28, 1996
    -----------------------------          (Principal Executive Officer)
        Ralph E. Christoffersen

    /s/ Lawrence E. Bullock                Vice President Administration and Finance and         June 28, 1996
    -----------------------------          Chief Financial Officer
        Lawrence E. Bullock                (Principal Financial and Accounting Officer)

    /s/ David T. Morgenthaler              Chairman of the Board                                 June 28, 1996
    -----------------------------
        David T. Morgenthaler


    /s/ Jeremy L. Curnock Cook             Director                                              June 28, 1996
    -----------------------------
        Jeremy L. Curnock Cook

    /s/ Anthony B. Evnin                   Director                                              June 28, 1996
    -----------------------------
        Anthony B. Evnin


                                      4.

         /s/ Charles M. Hartman            Director                                              June 28, 1996
         ----------------------------
             Charles M. Hartman

         /s/ Thomas A. Mann                Director                                              June 28, 1996
         ----------------------------
             Thomas A. Mann

         /s/ Robert A. Paul                Director                                              June 28, 1996
         ----------------------------
             Robert A. Paul

         /s/ Benno C. Schmidt              Director                                              June 28, 1996
         ----------------------------
             Benno C. Schmidt

         /s/ H. Axel Schupf                Director                                              June 28, 1996
         ----------------------------
             H. Axel Schupf

         /s/ Anders Wiklund                Director                                              June 28, 1996
         ----------------------------
             Anders Wiklund

         /s/ Lewis T. Williams             Director                                              June 28, 1996
         ----------------------------
             Lewis T. Williams





                                      5.

                                 EXHIBIT INDEX

               EXHIBIT
                NUMBER            DESCRIPTION
                 4.1*              Certificate of Incorporation.
                 4.2*              Bylaws.
                 4.3*              Specimen stock certificate.
                 5.1               Opinion of Cooley Godward Castro Huddleson & Tatum.
                23.1               Consent of Ernst & Young LLP, Independent Auditors.
                23.2               Consent of Cooley Godward Castro Huddleson & Tatum.  Reference is made to Exhibit 5.1.
                99.1*              Registrant's 1996 Stock Option Plan.
                99.2*              Registrant's Employee Stock Purchase Plan.

_________________________

*        Filed as an exhibit to the Form SB-2 Registration Statement (No.
         333-1908-D), as amended through the date hereof, and incorporated by reference.





                                      6.